EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
In connection with the filing of the Annual Report on Form 10-K for the year ended December 31, 2012, or the Report, by LoJack Corporation, or the Company, Randy L. Ortiz, as the President and Chief Executive Officer, and Donald R. Peck, as the Executive Vice President and Chief Financial Officer, each hereby certify pursuant to 18 U.S.C. Section 1350 that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 15, 2013

/s/ RANDY L. ORTIZ
Randy L. Ortiz
President and Chief Executive Officer

/s/ DONALD R. PECK
Donald R. Peck
Executive Vice President and Chief Financial Officer